Exhibit 99.2

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Commences Repurchase of Shares in Open Market under Stock Repurchase Plan

DEERFIELD BEACH, FL, January 22, 2019 – Capstone Companies, Inc. (OTCQB: CAPC) ("Capstone" or the "Company"), a designer, manufacturer and marketer of consumer inspired products that bridge technological innovations with today's lifestyle, announced today that it commenced its program to make open market purchases of its shares of Common Stock under a Purchase Plan ("Plan") with Wilson Davis & Co., Inc., a broker dealer.  Under the Plan, the Company may periodically repurchase up to a maximum aggregate of 750,000 shares of its Common Stock.  The Company funds any share repurchases under the Plan from its cash on hand or cash reserves from operations.  The Plan may be terminated without a prior notice.  The Plan commenced on January 14, 2019.  No purchases of shares of Common Stock have been made under the Plan as of the date of this press release.

James McClinton, Chief Financial Officer of Capstone, said, "The Company's Board of Directors believes the share repurchase plan represents a prudent use of capital and reflects confidence by management in the Company's long-term prospects.  As a consumer product company, our company will experience seasonal variations in revenues as well as variations in revenues during transitions from one generation of products to the next generation of products.  Our goal is sustained long-term growth and profitability."

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and international markets. See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings. Visit www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

Forward-Looking Statements

This press release includes "forward-looking statements".  Forward-looking statements include statements regarding our expectations regarding purchases of outstanding shares of common stock as well as expectations regarding future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as "anticipates," "believes," "projects," "plans," "intends," "expects," "might," "may," "estimates," "could," "should," "would," "will likely continue," and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release including availability of capital to repurchase shares of our common stock and our ability to do so in compliance with our obligations under the agreements governing our outstanding indebtedness and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.  In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made publicly available, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law. URL's referenced in this press release are for information purposes only and are incorporated herein.

For more information, contact

Company:

Aimee Gaudet

Corporate Secretary
(954) 570-8889, ext. 313

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